UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2023

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2023, the Board of Directors (the “Board”) of Entergy Corporation (the “Company”) elected Gina F. Adams and John H. Black to the Board, effective March 1, 2023. Ms. Adams and Mr. Black were elected to serve until the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and will be included among the nominees for election to the Board at that meeting. The Board also determined that Ms. Adams and Mr. Black qualify as independent directors under the New York Stock Exchange rules and the Company’s corporate governance guidelines. In connection with the election of Ms. Adams and Mr. Black, the Board increased the size of the Board to 13 members. The Board assigned Ms. Adams to serve on the Corporate Governance Committee and Mr. Black to the Audit Committee and the Nuclear Committee.

Ms. Adams has served as Corporate Vice President, Government and Regulatory Affairs of FedEx Corporation (“FedEx”), a multinational company focused on transportation, e-commerce and business services, since 2001. Ms. Adams is a lawyer and is responsible for shaping and promoting the legislative, regulatory, operational and economic interests of FedEx in the political, regulatory and policy arenas. Prior to joining FedEx in 1992, Ms. Adams served as an attorney for the United States Department of Transportation.

Mr. Black retired in 2021 from Deloitte & Touche LLP (“Deloitte”), where he was a lead client service partner overseeing all audit, accounting, tax and advisory services provided to his clients. He served as the Company’s lead audit partner from 2011–2015 and during his career served as lead audit partner for other large and complex utility industry clients and fully competitive, customer-driven businesses. Prior to joining Deloitte in 2002, he was an audit partner at Arthur Andersen LLP.

There are no arrangements or understandings between either Ms. Adams or Mr. Black and any other person pursuant to which either was elected as a director of the Company. In connection with their appointments and service on the Board, Ms. Adams and Mr. Black will each be entitled to receive the same compensation as all other non-employee directors of the Company, including receiving a pro rata portion of such compensation through the date of the next Annual Meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: March 1, 2023